UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2021 (March 12, 2021)

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344			31-1029810
(Commission File Number)			(IRS Employer Identification No.)

Three Limited Parkway
Columbus,	OH		43230
(Address of Principal Executive Offices)			(Zip Code)

(614) 415-7000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On March 12, 2021, the Company issued a press release announcing a number of actions, including updating its guidance with respect to its first quarter earnings.

Item 8.01. Other Events.

Repayment of Senior Notes due 2022 and Senior Secured Notes due 2025

On March 12, 2021, the Company announced that it intends to redeem $1.035 billion of debt through a call of all $285 million of its outstanding bonds due February 15, 2022 and all $750 million of its outstanding secured bonds due July 1, 2025. The Company issued this call on March 12, 2021 and anticipates using approximately $1.1 billion in cash to complete the debt repayment.

New Share Repurchase Plan

On March 12, 2021, the Company announced that it intends to enter into a new $500 million share repurchase plan, including the Company’s entry into a $250 million Rule 10b5-1 repurchase plan to effectuate such share repurchase plan.  This plan replaces the remaining $79 million under the previously authorized program.

Reinstatement of Annual Dividend

On March 12, 2020, the Company announced the reinstatement of the Company’s annual dividend at $0.60 per share, beginning with the quarterly dividend to be paid in June 2021.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein except with regards to the third paragraph therein regarding first quarter 2021 guidance.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated March 12, 2021 entitled “L Brands Announces Actions to Drive Further Shareholder Value.”

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	March 12, 2021	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer Executive Vice President and Chief Financial Officer